Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of UroGen Pharma Ltd. of our report dated March 2, 2020 relating to the financial statements, which appears in UroGen Pharma Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2020.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
August 5, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited